Exhibit 99.1
Trimble Announces Record Third Quarter 2021 Results

•Record third quarter total revenue of $901 million, up 14 percent
•Annualized recurring revenue of $1.36 billion, up 8 percent and 11 percent on an organic basis
•Raises full-year guidance

SUNNYVALE, Calif., Nov. 3, 2021 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the third quarter of 2021.
Third Quarter 2021 Financial Highlights
•GAAP revenue of $901.4 million, up 14 percent year over year, and non-GAAP revenue of $901.4 million, up 14 percent year over year
•Annualized recurring revenue (ARR) was $1.36 billion, up 8 percent year over year
•GAAP operating income was $147.5 million and non-GAAP operating income was $214.7 million
•GAAP net income was $124.0 million and non-GAAP net income was $168.6 million
•Diluted earnings per share was $0.49 on a GAAP basis and $0.66 on a non-GAAP basis
•Adjusted EBITDA of $233.4 million, 25.9 percent of revenue
•Operating cash flow on a trailing twelve months basis was $783.5 million, up 29 percent year over year
•Share repurchases of $100 million
Executive Quote
"Trimble technology is transforming industries that support how we live, what we eat, how we move," said Rob Painter, Trimble's president and chief executive officer. "Growth in total revenue, annualized recurring revenue, and adjusted EBITDA in the third quarter demonstrate the value of our ongoing commitment to innovation for our end markets as they continue to digitize."
Forward Looking Guidance
For the full-year 2021, Trimble now expects to report GAAP revenue between $3,590 million and $3,640 million and GAAP earnings per share of $1.69 to $1.77, and non-GAAP revenue between $3,590 million and $3,640 million and non-GAAP earnings per share of $2.61 to $2.69. GAAP guidance assumes a tax rate of 17.0 to 18.0 percent and non-GAAP guidance assumes a tax rate of 17.5 to 18.0 percent. Both GAAP and non-GAAP earnings per share assume approximately 254 million shares outstanding. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation scheduled attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on November 3, 2021 at 2:00 p.m. PT to review its third quarter 2021 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (844) 817-7339 (U.S.) or (409) 231-2959 (international). The passcode is 5058328. The replay will also be available on the web at the address above.
About Trimble
Trimble is an industrial technology company transforming the way the world works by delivering solutions that enable our customers to thrive. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products to enterprise lifecycle solutions, Trimble is transforming industries such as agriculture, construction, geospatial and transportation. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions. The Company's results would also be negatively impacted by deterioration in economic conditions as a result of the COVID-19 pandemic, supply chain shortages and disruptions, resulting in increases in costs and reduced revenue, adverse geopolitical developments, weakening in the macro environment, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, and the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Third Quarter of		First Three Quarters of
	2021	2020	2021	2020
Revenue:
Product	$551.2	$461.4	$1,685.5	$1,337.6
Service	159.9	160.7	484.3	479.7
Subscription	190.3	170.0	563.3	500.7
Total revenue	901.4	792.1	2,733.1	2,318.0
Cost of sales:
Product	266.7	221.2	808.4	630.7
Service	55.5	55.5	173.1	175.1
Subscription	52.7	52.4	162.3	155.8
Amortization of purchased intangible assets	22.0	23.3	66.1	70.0
Total cost of sales	396.9	352.4	1,209.9	1,031.6
Gross margin	504.5	439.7	1,523.2	1,286.4
Gross margin (%)	56.0%	55.5%	55.7%	55.5%
Operating expense:
Research and development	132.5	117.9	400.2	350.1
Sales and marketing	125.5	111.6	373.1	346.9
General and administrative	85.2	79.4	270.2	221.2
Restructuring charges	1.5	12.1	7.5	20.1
Amortization of purchased intangible assets	12.3	16.7	39.0	50.2
Total operating expense	357.0	337.7	1,090.0	988.5
Operating income	147.5	102.0	433.2	297.9
Non-operating income (expense), net:
Interest expense, net	(15.9)	(19.6)	(49.4)	(59.7)
Income from equity method investments, net	8.5	10.8	30.3	29.9
Other income (expense), net	16.6	3.2	42.4	(1.4)
Total non-operating income (expense), net	9.2	(5.6)	23.3	(31.2)
Income before taxes	156.7	96.4	456.5	266.7
Income tax provision	32.7	11.6	79.0	56.8
Net income	124.0	84.8	377.5	209.9
Net gain attributable to noncontrolling interests	—	0.1	0.1	0.3
Net income attributable to Trimble Inc.	$124.0	$84.7	$377.4	$209.6
Earnings per share attributable to Trimble Inc.:
Basic	$0.49	$0.34	$1.50	$0.84
Diluted	$0.49	$0.34	$1.48	$0.83
Shares used in calculating earnings per share:
Basic	251.8	250.7	251.5	250.4
Diluted	254.5	252.8	254.3	251.9

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	Third Quarter of	Year End
As of	2021	2020
Assets
Current assets:
Cash and cash equivalents	$513.2	$237.7
Accounts receivable, net	580.5	620.5
Inventories	323.4	301.7
Other current assets	143.4	121.5
Total current assets	1,560.5	1,281.4
Property and equipment, net	228.5	251.8
Operating lease right-of-use assets	147.1	128.9
Goodwill	3,823.6	3,876.5
Other purchased intangible assets, net	473.5	580.1
Deferred income tax assets	496.0	510.2
Other non-current assets	274.2	248.0
Total assets	$7,003.4	$6,876.9
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$29.1	$255.8
Accounts payable	193.4	143.2
Accrued compensation and benefits	199.5	166.8
Deferred revenue	511.7	560.5
Other current liabilities	207.5	185.0
Total current liabilities	1,141.2	1,311.3
Long-term debt	1,292.8	1,291.4
Deferred revenue, non-current	77.3	53.3
Deferred income tax liabilities	277.6	300.3
Income taxes payable	54.5	62.2
Operating lease liabilities	128.5	109.2
Other non-current liabilities	149.7	150.6
Total liabilities	3,121.6	3,278.3
Stockholders' equity:
Common stock	0.3	0.3
Additional paid-in-capital	1,914.4	1,801.7
Retained earnings	2,107.7	1,893.4
Accumulated other comprehensive loss	(140.6)	(98.5)
Total Trimble Inc. stockholders' equity	3,881.8	3,596.9
Noncontrolling interests	—	1.7
Total stockholders' equity	3,881.8	3,598.6
Total liabilities and stockholders' equity	$7,003.4	$6,876.9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Three Quarters of
	2021	2020
Cash flow from operating activities:
Net income	$377.5	$209.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	30.9	29.4
Amortization expense	105.1	120.2
Deferred income taxes	(8.9)	12.1
Stock-based compensation	95.1	57.1
Divestitures (gain) loss, net	(43.6)	2.5
Other, net	5.7	26.2
(Increase) decrease in assets:
Accounts receivable, net	33.7	108.4
Inventories	(28.4)	(19.1)
Other current and non-current assets	(42.5)	12.3
Increase (decrease) in liabilities:
Accounts payable	50.8	(26.7)
Accrued compensation and benefits	25.1	26.1
Deferred revenue	(8.4)	(42.0)
Other current and non-current liabilities	3.1	(32.7)
Net cash provided by operating activities	595.2	483.7
Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(1.2)	(198.9)
Purchases of property and equipment	(31.4)	(45.1)
Net proceeds from sale of businesses	67.3	—
Net proceeds from sale of property and equipment	20.7	0.4
Other, net	(4.4)	(0.5)
Net cash provided by (used in) investing activities	51.0	(244.1)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	1.1	25.3
Repurchases of common stock	(140.0)	(78.0)
Proceeds from debt and revolving credit lines	198.9	1,030.1
Payments on debt and revolving credit lines	(421.7)	(1,209.6)
Other, net	(1.5)	(10.9)
Net cash used in financing activities	(363.2)	(243.1)
Effect of exchange rate changes on cash and cash equivalents	(7.5)	(1.7)
Net increase (decrease) in cash and cash equivalents	275.5	(5.2)
Cash and cash equivalents - beginning of period	237.7	189.2
Cash and cash equivalents - end of period	$513.2	$184.0

REPORTING SEGMENTS
GAAP TO NON-GAAP RECONCILIATION
(In millions)
(Unaudited)

		Reporting Segments
		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
THIRD QUARTER OF 2021 :
Revenue		$349.7	$205.4	$184.8	$161.5
Acquired deferred revenue adjustment	(A)	—	—	—	—
Non-GAAP revenue		$349.7	$205.4	$184.8	$161.5

Operating income before corporate allocations		$101.6	$64.9	$60.6	$15.4
Acquired deferred revenue adjustment	(A)	—	—	—	—
Amortization of acquired capitalized commissions	(B)	(1.0)	—	—	(0.1)
Non-GAAP operating income before allocations		$100.6	$64.9	$60.6	$15.3

Operating margin (% of segment external net revenue)		29.1%	31.6%	32.8%	9.5%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		28.8%	31.6%	32.8%	9.5%

THIRD QUARTER OF 2020 :
Revenue		$317.4	$165.6	$150.2	$158.9
Acquired deferred revenue adjustment	(A)	—	—	0.4	0.3
Non-GAAP revenue		$317.4	$165.6	$150.6	$159.2

Operating income before corporate allocations		$97.2	$51.4	$53.9	$8.3
Acquired deferred revenue adjustment	(A)	—	—	0.4	0.3
Amortization of acquired capitalized commissions	(B)	(1.3)	—	—	—
Non-GAAP operating income before allocations		$95.9	$51.4	$54.3	$8.6

Operating margin (% of segment external net revenue)		30.6%	31.0%	35.9%	5.2%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		30.2%	31.0%	36.1%	5.4%

		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FIRST THREE QUARTERS OF 2021 :
Revenue		1,057.4	606.8	587.5	481.4
Acquired deferred revenue adjustment	(A)	0.2	—	—	0.1
Non-GAAP revenue		$1,057.6	$606.8	$587.5	$481.5

Operating income before corporate allocations		$304.1	$179.7	$211.2	$36.6
Acquired deferred revenue adjustment	(A)	0.2	—	—	0.1
Amortization of acquired capitalized commissions	(B)	(3.2)	—	—	(0.2)
Non-GAAP operating income before allocations		$301.1	$179.7	$211.2	$36.5

Operating margin (% of segment external net revenue)		28.8%	29.6%	35.9%	7.6%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		28.5%	29.6%	35.9%	7.6%

FIRST THREE QUARTERS OF 2020:
Revenue		$909.4	$457.0	$472.1	$479.5
Acquired deferred revenue adjustment	(A)	0.2	—	2.6	1.2
Non-GAAP revenue		$909.6	$457.0	$474.7	$480.7

Operating income before corporate allocations		$245.9	$119.3	$167.8	$38.8
Acquired deferred revenue adjustment	(A)	0.2	—	2.6	1.2
Amortization of acquired capitalized commissions	(B)	(4.0)	—	(0.1)	(0.1)
Non-GAAP operating income before allocations		$242.1	$119.3	$170.3	$39.9

Operating margin (% of segment external net revenue)		27.0%	26.1%	35.5%	8.1%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		26.6%	26.1%	35.9%	8.3%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Third Quarter of				First Three Quarters of
		2021		2020		2021		2020
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$901.4		$792.1		$2,733.1		$2,318.0
Acquired deferred revenue adjustment	(A)	—		0.7		0.3		4.0
Non-GAAP revenue:		$901.4		$792.8		$2,733.4		$2,322.0

GROSS MARGIN:
GAAP gross margin:		$504.5	56.0%	$439.7	55.5%	$1,523.2	55.7%	$1,286.4	55.5%
Acquired deferred revenue adjustment	(A)	—		0.7		0.3		4.0
Amortization of purchased intangible assets	(C)	22.0		23.3		66.1		70.0
Acquisition / divestiture items	(D)	—		—		—		1.7
Stock-based compensation / deferred compensation	(E)	2.7		2.5		7.3		5.2
Restructuring and other costs	(F)	—		0.3		0.2		1.0
Non-GAAP gross margin:		$529.2	58.7%	$466.5	58.8%	$1,597.1	58.4%	$1,368.3	58.9%

OPERATING EXPENSES:
GAAP operating expenses:		$357.0	39.6%	$337.7	42.6%	$1,090.0	39.9%	$988.5	42.6%
Amortization of acquired capitalized commissions	(B)	1.1		1.3		3.4		4.2
Amortization of purchased intangible assets	(C)	(12.3)		(16.7)		(39.0)		(50.2)
Acquisition / divestiture items	(D)	(0.2)		(3.7)		(10.3)		(14.7)
Stock-based compensation / deferred compensation	(E)	(29.4)		(29.5)		(91.8)		(56.7)
Restructuring and other costs	(F)	(1.7)		(14.4)		(7.7)		(25.7)
Non-GAAP operating expenses:		$314.5	34.9%	$274.7	34.6%	$944.6	34.6%	$845.4	36.4%

OPERATING INCOME:
GAAP operating income:		$147.5	16.4%	$102.0	12.9%	$433.2	15.9%	$297.9	12.9%
Acquired deferred revenue adjustment	(A)	—		0.7		0.3		4.0
Amortization of acquired capitalized commissions	(B)	(1.1)		(1.3)		(3.4)		(4.2)
Amortization of purchased intangible assets	(C)	34.3		40.0		105.1		120.2
Acquisition / divestiture items	(D)	0.2		3.7		10.3		16.4
Stock-based compensation / deferred compensation	(E)	32.1		32.0		99.1		61.9
Restructuring and other costs	(F)	1.7		14.7		7.9		26.7
Non-GAAP operating income:		$214.7	23.8%	$191.8	24.2%	$652.5	23.9%	$522.9	22.5%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$9.2		$(5.6)		$23.3		$(31.2)
Acquisition / divestiture items	(D)	(19.0)		0.1		(41.8)		2.5
Deferred compensation	(E)	0.2		(4.2)		(4.0)		(4.8)
Non-GAAP non-operating expense, net:		$(9.6)		$(9.7)		$(22.5)		$(33.5)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(I)		(I)		(I)		(I)
INCOME TAX PROVISION:
GAAP income tax provision:		$32.7	20.9%	$11.6	12.0%	$79.0	17.3%	$56.8	21.3%
Non-GAAP items tax effected	(G)	10.1		10.3		29.6		46.2
Difference in GAAP and Non-GAAP tax rate	(H)	(6.3)		7.3		1.9		(20.7)
Non-GAAP income tax provision:		$36.5	17.8%	$29.2	16.0%	$110.5	17.5%	$82.3	16.8%

NET INCOME:
GAAP net income attributable to Trimble Inc.:		$124.0		$84.7		$377.4		$209.6
Acquired deferred revenue adjustment	(A)	—		0.7		0.3		4.0
Amortization of acquired capitalized commissions	(B)	(1.1)		(1.3)		(3.4)		(4.2)
Amortization of purchased intangible assets	(C)	34.3		40.0		105.1		120.2
Acquisition / divestiture items	(D)	(18.8)		3.8		(31.5)		18.9
Stock-based compensation / deferred compensation	(E)	32.3		27.8		95.1		57.1
Restructuring and other costs	(F)	1.7		14.7		7.9		26.7
Non-GAAP tax adjustments	(G) - (H)	(3.8)		(17.6)		(31.5)		(25.5)
Non-GAAP net income attributable to Trimble Inc.:		$168.6		$152.8		$519.4		$406.8

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.:		$0.49		$0.34		$1.48		$0.83
Acquired deferred revenue adjustment	(A)	—		—		—		0.02
Amortization of acquired capitalized commissions	(B)	—		(0.01)		(0.01)		(0.02)
Amortization of purchased intangible assets	(C)	0.13		0.16		0.41		0.48
Acquisition / divestiture items	(D)	(0.07)		0.02		(0.12)		0.07
Stock-based compensation / deferred compensation	(E)	0.12		0.11		0.37		0.23
Restructuring and other costs	(F)	0.01		0.05		0.03		0.10
Non-GAAP tax adjustments	(G) - (H)	(0.02)		(0.07)		(0.12)		(0.10)
Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.66		$0.60		$2.04		$1.61

ADJUSTED EBITDA:
GAAP net income attributable to Trimble Inc.:		$124.0		$84.7		$377.4		$209.6
Non-operating income (expense), net, income tax provision, and net gain attributable to noncontrolling interests		23.5		17.3		55.8		88.3
GAAP operating income:		147.5		102.0		433.2		297.9
Acquired deferred revenue adjustment	(A)	—		0.7		0.3		4.0
Amortization of acquired capitalized commissions	(B)	(1.1)		(1.3)		(3.4)		(4.2)
Amortization of purchased intangible assets	(C)	34.3		40.0		105.1		120.2
Acquisition / divestiture items	(D)	0.2		3.7		10.3		16.4
Stock-based compensation / deferred compensation	(E)	32.1		32.0		99.1		61.9
Restructuring and other costs	(F)	1.7		14.7		7.9		26.7
Non-GAAP operating income:		214.7		191.8		652.5		522.9
Depreciation expense		10.2		9.9		31.2		29.4
Income from equity method investments, net		8.5		10.8		30.3		29.9
Adjusted EBITDA:		$233.4	25.9%	$212.5	26.8%	$714.0	26.1%	$582.2	25.1%

		Year 2021
		Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share attributable to Trimble Inc.:		$1.69	$1.77
Acquired deferred revenue adjustment	(A)	—	—
Amortization of acquired capitalized commissions	(B)	(0.02)	(0.02)
Amortization of purchased intangible assets	(C)	0.55	0.55
Acquisition / divestiture items	(D)	0.06	0.06
Stock-based compensation / deferred compensation	(E)	0.50	0.50
Restructuring and other costs	(F)	0.03	0.03
Non-GAAP tax adjustments	(G) - (H)	(0.20)	(0.20)
Forecasted non-GAAP diluted net income per share attributable to Trimble Inc.:		$2.61	$2.69

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

To help investors understand Trimble's past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the Company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble's historical and prospective financial performance, as well as its performance relative to competitors. The Company's management regularly uses supplemental non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the Company's investors track "core operating performance" as a means of evaluating performance in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at Trimble's core operating performance provides a supplemental way to provide consistency in period to period comparisons.
The method the Company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies including industry peer companies, limiting the usefulness of these measures for comparative purposes.
Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble's consolidated financial statements prepared in accordance with GAAP. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures are set forth below:
Non-GAAP revenue
We believe this measure helps investors understand the performance of our business, as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and trends.
Non-GAAP gross margin
We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business. Non-GAAP gross margin excludes the effects of purchase accounting adjustments to certain acquired deferred revenue, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe that these adjustments offer investors additional information that may be useful to view trends in our gross margin performance.
Non-GAAP operating expenses
We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude the effects of purchase accounting adjustments to certain acquired capitalized commissions that were eliminated in purchase accounting, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe that these adjustments offer investors supplemental information to facilitate comparison of our operating expenses to our prior results and trends.
Non-GAAP operating income
We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe that these adjustments offer a supplemental means for our investors to evaluate current operating performance compared to prior results and trends.
Non-GAAP non-operating expense, net
We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating expense, net, excludes acquisition/divestiture items and deferred compensation. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision
We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts results from the non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon statute of limitations expirations.
Non-GAAP net income
This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit from understanding these adjustments and from an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP diluted net income per share
We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe that these adjustments offer investors a useful view of our diluted net income per share as compared to our prior periods and trends.
Adjusted EBITDA
Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation and amortization expenses. We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, and income from equity method investments, net. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is not intended to purport to be an alternative to net income or operating income as a measure of operating performance or to cash flow from operating activities as a measure of liquidity.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, restructuring and other costs, and non-GAAP tax adjustments.
(A)Acquired deferred revenue adjustment. Purchase accounting generally requires us to write-down acquired deferred revenue to fair value. Our GAAP revenue includes the fair value impact from purchase accounting for post-contract support and subscriptions contracts assumed in connection with our acquisitions. The non-GAAP adjustment to our revenue is intended to reflect the full amount of such revenue.  We believe this adjustment is useful to investors as a measure of the ongoing performance of our business and facilitates analysis of revenue growth and business trends.
(B)Amortization of acquired capitalized commissions. Purchase accounting generally requires us to eliminate capitalized sales commissions balances as of the acquisition date. Our GAAP sales and marketing expenses generally do not reflect the amortization of these capitalized sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to reflect the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented.  We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.

(C)Amortization of purchased intangible assets. Included in our GAAP presentation of cost of sales and operating expenses is amortization of purchased intangible assets. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, this provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.
(D)Acquisition / divestiture items. Included in our GAAP presentation of cost of sales and operating expenses are acquisition costs comprised of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration, and other closing costs including the acceleration of acquisition stock options and adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating expense, net, acquisition/divestiture items includes unusual acquisition, investment, and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(E)Stock-based compensation / deferred compensation. Included in our GAAP presentation of cost of sales and operating expenses are stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. Additionally, included in our GAAP presentation of cost of sales and operating expenses are income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities. We exclude them from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as they are a non-cash item.
(F)Restructuring and other costs. Included in our GAAP presentation of cost of sales and operating expenses are restructuring and other exit costs comprised of termination benefits related to reductions in employee headcount, including executive severance agreements, and the closure or exit of facilities. In addition, other costs include COVID-19 expenses incurred as a direct impact from the COVID-19 virus pandemic, such as cancellation fees of trade shows due to public safety issues, additional costs for disinfecting facilities, and personal protective equipment. We exclude restructuring and other exit costs and COVID-19 expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance. Furthermore, these costs can vary significantly, thus exclusion from our non-GAAP results is useful to investors because it allows for period-over-period comparability.
(G)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (F) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.
(H)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon statute of limitations expirations. We believe that investors benefit from excluding this amount from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax provision in the current and prior periods.
(I)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue, including subscription, maintenance and support revenue, and term license contracts for the quarter. ARR is calculated by adding the portion of the contract value of all of our term licenses attributable to the current quarter to our non-GAAP recurring revenue for the current quarter and dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.